Exhibit 99.1

iStar Financial Inc. 1114 Avenue of the Americas New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces First Quarter 2012 Results

•	Net income (loss) allocable to common shareholders for the first quarter 2012 was ($55) million or ($0.66) per diluted common share.

•	Company completed new $880 million senior secured credit facilities.

•	Company retired $724 million of debt during the first quarter and had $610 million of cash, including cash reserved for debt repayment, at March 31, 2012.

NEW YORK - April 27, 2012 - iStar Financial Inc. (NYSE: SFI) today reported results for the first quarter ended March 31, 2012.

First Quarter 2012 Results

iStar reported net income (loss) allocable to common shareholders for the first quarter of ($54.8) million, or ($0.66) per diluted common share, compared to $67.4 million, or $0.71 per diluted common share, for the first quarter 2011. The year-over-year decrease is primarily due to lower gains from early extinguishment of debt of $1.7 million versus $106.6 million for the same period last year, increased interest expense and higher provisions for loan losses and impairments. The decrease was partially offset by increased earnings from equity method investments and income from sales of residential property.

Prior to the effect of depreciation, loan loss provisions, impairments and gains on early extinguishment of debt, all of which are non-cash items, net income (loss) allocable to common shareholders for the first quarter was ($7.3) million, compared to ($5.0) million for the first quarter 2011. Please see the financial tables that follow the text of this press release for a reconciliation of these amounts to GAAP net income (loss) allocable to common shareholders.

Adjusted EBITDA for the quarter was $95.1 million, compared to $90.4 million for the same period last year. The year-over-year improvement was primarily due to increases in earnings from equity method investments and income from sales of residential property, partially offset by lower revenue from a smaller asset base. Please see the financial tables that follow the text of this press release for the Company’s calculation of Adjusted EBITDA and a reconciliation to GAAP net income (loss).

During the first quarter, the Company generated $214.8 million of proceeds from its portfolio, comprised of $136.2 million in principal repayments, $51.4 million primarily from unit sales of other real estate owned (OREO) assets, $6.5 million from sales of net lease assets and $20.7 million from other investments. Additionally, the Company funded a total of $23.0 million of investments.

Capital Markets

As previously announced, during the quarter the Company entered into a new $880.0 million senior secured credit agreement comprised of a $410.0 million 2012 A-1 term loan tranche due March 2016 and a $470.0 million 2012 A-2 term loan tranche due March 2017. Proceeds from the new financing were used to repurchase $124.1 million of unsecured notes maturing in 2012 and to repay the $244.0 million remaining balance of its unsecured revolving credit facility due June 2012. The remaining debt proceeds will be used to refinance unsecured debt maturing in 2012.

In addition, during the quarter the Company repurchased $96.3 million of senior unsecured notes and repaid the remaining $169.7 million of its 5.15% senior unsecured notes due March 2012. Further, the Company repaid $89.8 million on the 2011 A-1 tranche of its secured credit facility, bringing the balance of the 2011 A-1 tranche to $871.8 million at the end of the quarter. Subsequent to quarter end, the Company repaid an additional $144.8 million on the 2011 A-1 tranche, thereby satisfying all minimum amortization requirements prior to the payment of any remaining balance at maturity in June 2013.

The Company’s leverage was 2.7x at March 31, 2012, unchanged from the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage. The Company’s weighted average effective cost of debt for the first quarter was 5.8%. At the end of the quarter, cash and cash equivalents, including cash reserved for repayment of indebtedness, totaled $609.7 million.

Portfolio Overview

At March 31, 2012, the Company’s total portfolio had a carrying value of $6.82 billion, gross of general loan loss reserves. The portfolio was comprised of $2.67 billion of loans and other lending investments, $1.67 billion of net lease assets, $2.00 billion of owned real estate and $468.6 million of other investments.

-more-

At March 31, 2012, the Company’s $2.01 billion of performing loans and other lending investments had a weighted average last dollar loan-to-value ratio of 76.0% and a weighted average maturity of 3.1 years. The performing loans consisted of 49.5% floating rate loans that generated a weighted average effective yield for the quarter of 5.8%, or approximately 550 basis points over the average one-month LIBOR rate for the quarter, and 50.5% fixed rate loans that generated a weighted average effective yield for the quarter of 8.3%. The weighted average risk rating of the Company’s performing loans improved to 3.27, from 3.29 in the prior quarter. Included in the performing loan balance were $169.8 million of watch list assets, compared to $136.0 million in the prior quarter.

At March 31, 2012, the Company’s non-performing loans (NPLs) had a carrying value of $662.7 million, net of $477.2 million of specific reserves. This compares to $771.2 million, net of $557.1 million of specific reserves, at the end of the prior quarter.

For the first quarter, the Company recorded $17.5 million in loan loss provision versus $16.0 million in the prior quarter. At March 31, 2012, loan loss reserves totaled $567.2 million or 18.0% of total gross carrying value of loans. This compares to loan loss reserves of $646.6 million or 18.5% of total gross carrying value of loans at December 31, 2011.

At the end of the quarter, the Company’s $1.67 billion of net lease assets, net of $347.3 million of accumulated depreciation, were 91.2% leased with a weighted average remaining lease term of 12.4 years. The weighted average risk rating of the Company’s net lease assets improved to 2.63, versus 2.67 in the prior quarter. The Company recorded $14.1 million of impairments within its net lease asset portfolio. During the quarter, the Company’s occupied net lease assets generated a weighted average effective yield of 10.2% and the total net lease assets generated a weighted average effective yield of 9.1%.

At the end of the quarter, the Company’s $2.00 billion owned real estate portfolio was comprised of $775.9 million of OREO and $1.23 billion of real estate held for investment (REHI). The Company’s OREO assets are considered held for sale based on management’s current intention to market and sell the assets in the near term, while management’s current intent and strategy is to hold, operate or develop its REHI assets over a longer term.

During the quarter, the Company took title to properties with a carrying value of $140.4 million. The Company also recorded $2.5 million of impairments within its OREO portfolio. For the quarter, the Company recorded $14.4 million of revenue and $6.7 million of income from sales of residential property units within its owned real estate portfolio during the quarter, offset by $22.1 million of net expenses. In addition, the Company funded $10.8 million of capital expenditures associated with its owned real estate portfolio.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 27, 2012. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
REVENUES

Interest income	$37,203	$60,768
Operating lease income	41,211	40,799
Other income	16,286	8,675
Total revenues	$94,700	$110,242

COSTS AND EXPENSES

Interest expense	$86,143	$69,344
Operating costs - net lease assets	3,164	4,288
Operating costs - REHI and OREO	22,074	17,788
Depreciation and amortization	17,175	15,474
General and administrative (1)	22,845	24,400
Provision for loan losses	17,500	10,881
Impairment of assets	15,504	1,490
Other expense	453	2,722
Total costs and expenses	$184,858	$146,387

Income (loss) before earnings from equity method investments and other items	$(90,158)	$(36,145)
Gain on early extinguishment of debt, net	1,704	106,604
Earnings from equity method investments	34,786	24,932
Income (loss) from continuing operations before income taxes	$(53,668)	$95,391
Income tax expense	(1,271)	(11,052)
Income (loss) from continuing operations	$(54,939)	$84,339
Income (loss) from discontinued operations	(248)	(437)
Gain from discontinued operations	2,406	—
Income from sales of residential property	6,733	—
Net income (loss)	$(46,048)	$83,902
Net (income) loss attributable to noncontrolling interests	(25)	(430)
Net income (loss) attributable to iStar Financial Inc.	$(46,073)	$83,472
Preferred dividends	(10,580)	(10,580)
Net (income) loss allocable to HPUs and
Participating Security holders (2)	1,861	(5,472)
Net income (loss) allocable to common shareholders	$(54,792)	$67,420

(1) For the three months ended March 31, 2012 and 2011, includes $4,666 and $4,155 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s LTIP that are currently eligible to receive dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic	$(0.69)	$0.73
Diluted	$(0.69)	$0.71
Net income (loss) attributable to iStar Financial Inc.
Basic	$(0.66)	$0.73
Diluted	$(0.66)	$0.71
Weighted average shares outstanding
Basic	83,556	92,458
Diluted	83,556	94,609

Common shares outstanding at end of period	84,358	92,472

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic	$(128.81)	$138.80
Diluted	$(128.81)	$135.87
Net income (loss) attributable to iStar Financial Inc.
Basic	$(124.07)	$138.00
Diluted	$(124.07)	$135.07
Weighted average shares outstanding
Basic and diluted	15	15

(1) Adjusted for preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	March 31, 2012	December 31, 2011
ASSETS

Loans and other lending investments, net	$2,596,400	$2,860,762
Net lease assets, net	1,668,552	1,702,764
Real estate held for investment, net	1,228,733	1,228,134
Other real estate owned	775,899	677,458
Other investments	468,646	457,835
Assets held for sale	5,737	—
Cash and cash equivalents	126,859	356,826
Restricted cash	524,174	32,630
Accrued interest and operating lease income receivable, net	15,297	16,878
Deferred operating lease income receivable	74,338	72,074
Deferred expenses and other assets, net	105,263	112,476
Total assets	$7,589,898	$7,517,837

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$114,516	$106,693

Debt obligations, net:
Secured credit facilities	3,156,772	2,393,240
Unsecured senior notes	2,419,062	2,805,817
Secured term loans	294,400	296,643
Unsecured credit facility	—	243,650
Other debt obligations	98,201	98,190
Total debt obligations, net	5,968,435	5,837,540

Total liabilities	$6,082,951	$5,944,233

Total iStar Financial Inc. shareholders’ equity	1,462,099	1,528,356
Noncontrolling interests	44,848	45,248
Total equity	$1,506,947	$1,573,604

Total liabilities and equity	$7,589,898	$7,517,837

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(46,048)	$83,902
Add: Interest expense	86,143	69,634
Add: Income tax expense	1,271	11,052
Add: Depreciation and amortization	17,238	15,933
EBITDA	$58,604	$180,521
Add: Provision for loan losses	17,500	10,881
Add: Impairment of assets	16,024	1,464
Add: Stock-based compensation expense	4,666	4,155
Less: Gain on early extinguishment of debt, net	(1,704)	(106,604)
Adjusted EBITDA (1)	$95,090	$90,417

Reconciliation of Adjustments to Net Income Allocable to Common Shareholders
Net income (loss) allocable to common shareholders	$(54,792)	$67,420
Add: Depreciation and amortization	17,238	15,933
Add: Provision for loan losses	17,500	10,881
Add: Impairment of assets	16,024	1,464
Less: Gain on early extinguishment of debt, net	(1,704)	(106,604)
Less: HPU/Participating Security allocation adjustment	(1,611)	5,880
Net income (loss) allocable to common shareholders, as adjusted (1)	$(7,345)	$(5,026)

(1) Adjusted EBITDA and net income (loss) allocable to common shareholders after giving effect to these adjustments should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. These non-GAAP financial measures should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating these non-GAAP financial measures may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider EBITDA and net income excluding the adjustments shown above because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers these non-GAAP financial measures as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $63 and $520, respectively, for the three months ended March 31, 2012. Interest expense, depreciation and amortization, and impairment of assets exclude adjustments from discontinued operations of $290, $459 and ($26), respectively, for the three months ended March 31, 2011.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
March 31, 2012
OPERATING STATISTICS

Return on Average Common Book Equity
Average total book equity	$1,495,228
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$989,052

Net income (loss) allocable to common shareholders, HPU holders and
Participating Security holders	$(56,653)
Annualized (B)	$(226,612)
Return on Average Common Book Equity (B) / (A)	Neg

Expense Ratio
General and administrative expenses - annualized (C)	$91,380
Average total assets (D)	$7,553,868
Expense Ratio (C) / (D)	1.2%

Interest Coverage
Adjusted EBITDA (A)	$95,090
Interest expense and preferred dividends (B)	$96,723
Adjusted EBITDA / Interest Expense and Preferred Dividends (A) / (B)	1.0x

As of
March 31, 2012
Leverage
Book debt	$5,968,435
Less: Cash and cash equivalents, including cash reserved for repayment of indebtedness	(609,748)
Net book debt (E)	$5,358,687

Book equity	$1,506,947
Add: Accumulated depreciation	411,837
Add: General loan loss reserves	74,300
Sum of book equity, accumulated depreciation and general loan loss reserves (F)	$1,993,084
Leverage (E) / (F)	2.7x

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
March 31, 2012
UNFUNDED COMMITMENTS

Performance-based commitments	$64,673
Discretionary fundings	128,008
Strategic investments	25,375
Total Unfunded Commitments	$218,056

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$3,855,103
Unsecured debt (B)	$2,535,675
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2012		December 31, 2011
Carrying value of NPLs /
As a percentage of total carrying value of loans	$662,732	25.7%	$771,196	27.1%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$477,179	41.9%	$557,129	41.9%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$567,179	18.0%	$646,624	18.5%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2012 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$2,125	31.2%
Net Lease Assets	1,674	24.5%
Real Estate Held for Investment	1,229	18.0%
Other Real Estate Owned	776	11.4%
Mezzanine / Subordinated Debt	545	8.0%
Other Investments	469	6.9%
Total	$6,818	100.0%

Geography	Total	% of Total
West	$1,631	23.9%
Northeast	1,222	17.9%
Southeast	1,021	15.0%
Southwest	845	12.4%
Mid-Atlantic	674	9.9%
Various	543	8.0%
Central	370	5.4%
International	282	4.1%
Northwest	230	3.4%
Total	$6,818	100.0%

Property Type	Performing Loans	Net Lease Assets	NPLs	REHI	OREO	Total	% of Total
Land	$206	$56	$211	$803	$118	$1,394	20.4%
Apartment / Residential	458	—	142	25	491	1,116	16.4%
Retail	351	158	67	153	70	799	11.7%
Office	116	473	38	70	3	700	10.3%
Industrial / R&D	87	471	8	49	1	616	9.0%
Entertainment / Leisure	78	422	81	—	—	581	8.5%
Hotel	304	94	110	42	16	566	8.3%
Mixed Use / Mixed Collateral	237	—	—	87	77	401	5.9%
Other Property Types	170	—	6	—	—	176	2.6%
Other Investments	—	—	—	—	—	469	6.9%
Total	$2,007	$1,674	$663	$1,229	$776	$6,818	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

-end-